FOR IMMEDIATE RELEASE	CONTACTS: Mike McMahon
Redwood Trust, Inc.	(415) 384-3805
Thursday, February 25, 2010
Martin S. Hughes
(415) 389-7373

REDWOOD TRUST REPORTS FOURTH QUARTER 2009 RESULTS

MILL VALLEY, CA – February 25, 2010 – Redwood Trust, Inc. (NYSE:RWT) today reported net income for the fourth quarter of 2009 of $40 million, or $0.51 per share. This compares to net income of $27 million, or $0.34 per share, for the third quarter of 2009, and a net loss of $116 million, or $3.46 per share, for the fourth quarter of 2008.

For 2009, Redwood reported net income of $39 million, or $0.55 per share.  This compares to a net loss of $444 million, or $13.46 per share, in 2008.

Redwood also reported that it incurred an estimated taxable loss of $34 million, or $0.44 per share, during the fourth quarter of 2009.  This compares to an estimated taxable loss of $23 million, or $0.30 per share, for the third quarter of 2009, and a taxable loss of $13 million, or $0.39 per share, for the fourth quarter of 2008.

For 2009, Redwood estimated that it incurred a taxable loss of $83 million, or $1.12 per share.  This compares to taxable income of $19 million, or $0.58 per share, in 2008.

GAAP book value at year end was $12.50 per share, an increase of $0.82 per share, or 7%, from the end of the third quarter of 2009, and management’s estimate of non-GAAP economic value increased to $13.03 per share, up $0.75 per share, or 6%, from the end of the third quarter of 2009.

During the fourth quarter of 2009, Redwood acquired $68 million of residential securities, sold $66 million of securities, and ended the quarter with a securities portfolio of $781 million, up from $751 million at the end of the third quarter of 2009. Redwood ended the fourth quarter with $243 million of cash.

Please see the tables that follow for reconciliations between GAAP and non-GAAP metrics.   Additional information on Redwood’s business, financial results, and on non-GAAP metrics is available in the Annual Report on Form 10-K for the year ended December 31, 2009 which was filed today with the Securities and Exchange Commission.  Redwood’s Form 10-K is available on its website at www.redwoodtrust.com.

The accounting concepts and disclosures relating to Redwood’s financial statements are complex. Today, The Redwood Review was released covering the fourth quarter of 2009. The Redwood Review is an additional publication that provides information about Redwood. The Redwood Review is available at www.redwoodtrust.com.

Cautionary Statement:  This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2009, under the caption “Risk Factors.” Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected are described below and may be described from time to time in reports we file with the Securities and Exchange Commission (SEC), including reports on Forms 10-Q and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

REDWOOD TRUST, INC.

Consolidated Income Statements	Fourth	Third	Second	First	Fourth
($ in millions, except share data)	Quarter	Quarter	Quarter	Quarter	Quarter
	2009	2009	2009	2009	2008

Interest income	$62	$70	$74	$82	$123
Interest expense	(21)	(25)	(39)	(47)	(99)
Net interest income	41	45	35	35	24
Provision for loan losses	(9)	(10)	(15)	(15)	(19)
Market valuation adjustments, net	(4)	(11)	(29)	(44)	(111)
Net interest income (loss) after provision and	28	24	(9)	(24)	(106)
market valuation adjustments
Operating expenses	(11)	(15)	(10)	(11)	(14)
Realized gains, net	20	18	25	-	6
Benefit from (provision for) income taxes	3	-	1	-	(4)
Net income (loss)	40	27	7	(35)	(118)
Less: Net (loss) income attributable to noncontrolling interest	-	-	-	-	(2)
GAAP net income (loss)	$40	$27	$7	$(35)	$(116)

Average diluted shares (thousands)	78,101	78,223	66,446	53,632	33,366
Diluted earnings (loss) per share	$0.51	$0.34	$0.10	$(0.65)	$(3.46)
Regular dividends declared per common share	$0.25	$0.25	$0.25	$0.25	$0.75

REDWOOD TRUST, INC.

Consolidated Income Statements	Twelve Months Ended
($ in millions, except share data)	December 31,
	2009	2008

Interest income	$288	$568
Interest expense	(132)	(417)
Net interest income	156	151
Provision for loan losses	(49)	(55)
Market valuation adjustments, net	(88)	(493)
Net interest income (loss) after provision and	19	(397)
market valuation adjustments
Operating expenses	(47)	(61)
Realized gains, net	63	9
Benefit from income taxes	4	3
Net income (loss)	39	(446)
Less: Net (loss) income attributable to noncontrolling interest	-	(2)
GAAP net income (loss)	$39	$(444)

Average diluted shares (thousands)	68,991	33,023
Diluted earnings (loss) per share	$0.55	$(13.46)
Regular dividends declared per common share	$1.00	$3.00

REDWOOD TRUST, INC.

Consolidated Balance Sheets	31-Dec	30-Sep	30-Jun	31-Mar	31-Dec
($ in millions, except share data)	2009	2009	2009	2009	2008

Real estate loans	$3,740	$3,831	$3,966	$4,541	$4,659
Real estate securities, at fair value:
Trading securities	278	275	253	264	340
Available-for-sale securities	810	787	551	255	233
Other investments	20	29	47	62	78
Cash and cash equivalents	243	217	337	333	126
Other assets	162	146	131	126	146
Total Assets	$5,253	$5,285	$5,285	$5,581	$5,582

Short-term debt	$-	$-	$-	$-	$-
Other liabilities	181	203	185	198	252
Asset-backed securities issued - Sequoia entities	3,645	3,728	3,843	4,418	4,508
Asset-backed securities issued - Acacia entities	298	288	287	291	347
Long-term debt	140	140	150	150	150
Total liabilities	4,264	4,359	4,465	5,057	5,257

Stockholders’ equity	972	907	802	506	302
Noncontrolling interest	17	19	18	18	23
Total equity	989	926	820	524	325

Total Liabilities and Equity	$5,253	$5,285	$5,285	$5,581	$5,582

Shares outstanding at period end (thousands)	77,737	77,669	77,503	60,228	33,471
GAAP book value per share	$12.50	$11.68	$10.35	$8.40	$9.02

REDWOOD TRUST, INC.

Consolidating Income Statement
Three Months Ended December 31, 2009
($ in millions)		The	Securitization	Intercompany	Redwood
	Redwood	Fund	Entities	Adjustments	Consolidated

Interest income	$19	$1	$38	$-	$58
Net discount (premium) amortization	6	1	(3)	-	4
Total interest income	25	2	35	-	62
Management fees	1	-	-	(1)	-
Interest expense	(1)	-	(20)	-	(21)
Net interest income	25	2	15	(1)	41
Provision for loan losses	-	-	(9)	-	(9)
Market valuation adjustments, net	(2)	(1)	(1)	-	(4)
Net interest income after provision	23	1	5	(1)	28
and market valuation adjustments
Operating expenses	(11)	(1)	-	1	(11)
Realized gains, net	20	-	-	-	20
Income from the Fund and Securitization Entities	5	-	-	(5)	-
Noncontrolling interest	-	-	-	-	-
Benefit from income taxes	3	-	-	-	3
Net income	$40	$-	$5	$(5)	$40

Consolidating Income Statement
Year Ended December 31, 2009
($ in millions)		The	Securitization	Intercompany	Redwood
	Redwood	Fund	Entities	Adjustments	Consolidated

Interest income	$85	$-	$194	$(1)	$278
Net discount (premium) amortization	13	8	(11)	-	10
Total interest income	98	8	183	(1)	288
Management fees	3	-	-	(3)	-
Interest expense	(5)	-	(130)	3	(132)
Net interest income	96	8	53	(1)	156
Provision for loan losses	-	-	(49)	-	(49)
Market valuation adjustments, net	(69)	(7)	(12)	-	(88)
Net interest (loss) income after provision	27	1	(8)	(1)	19
and market valuation adjustments
Operating expenses	(46)	(1)	(1)	1	(47)
Realized gains, net	44	-	19	-	63
Income from the Fund and Securitization Entities	10	-	-	(10)	-
Noncontrolling interest	-	-	-	-	-
Benefit from income taxes	4	-	-	-	4
Net income	$39	$-	$10	$(10)	$39

REDWOOD TRUST, INC.

Consolidating Balance Sheet
December 31, 2009
($ in millions)		The	Securitization	Intercompany	Redwood
	Redwood	Fund	Entities	Adjustments	Consolidated

Real estate loans	$3	$-	$3,737	$-	$3,740
Real estate securities, at fair value:
Trading securities	8	-	270	-	278
Available-for-sale securities	773	37	-	-	810
Other investments	-	-	20	-	20
Cash and cash equivalents	243	-	-	-	243
Investment in the Fund	22	-	-	(22)	-
Investment in Securitization Entities	75	-	-	(75)	-
Total earning assets	1,124	37	4,027	(97)	5,091
Other assets	21	5	136	-	162
Total Assets	$1,145	$42	$4,163	$(97)	$5,253

Short-term debt	$-	$-	$-	$-	$-
Other liabilities	33	3	145	-	181
Asset-backed securities issued	-	-	3,943	-	3,943
Long-term debt	140	-	-	-	140
Total liabilities	173	3	4,088	-	4,264

Stockholders’ equity	972	22	75	(97)	972
Noncontrolling interest	-	17	-	-	17
Total equity	972	39	75	(97)	989

Total Liabilities and Equity	$1,145	$42	$4,163	$(97)	$5,253

REDWOOD TRUST, INC.

GAAP / Tax Differences
Three Months Ended December 31, 2009
(In Millions, Except per Share Data)
	Tax	GAAP	Differences
Interest income	$39	$62	$(23)
Interest expense	(1)	(21)	20
Net Interest Income	38	41	(3)
Provision for loan losses	-	(9)	9
Realized credit losses	(54)	-	(54)
Market valuation adjustments, net	-	(4)	4
Operating expenses	(18)	(11)	(7)
Realized gains, net	-	20	(20)
Benefit from income taxes	-	3	(3)
Less: Net loss attributable to noncontrolling interest	-	-	-
Net (Loss) Income	$(34)	$40	$(74)

Estimated income (loss) per share	$(0.44)	$0.51	$(0.95)

GAAP / Tax Differences
Three Months Ended September 30, 2009
(In Millions, Except per Share Data)
	Tax	GAAP	Differences
Interest income	$54	$70	$(16)
Interest expense	(1)	(25)	24
Net Interest Income	53	45	8
Provision for loan losses	-	(10)	10
Realized credit losses	(67)	-	(67)
Market valuation adjustments, net	-	(11)	11
Operating expenses	(16)	(15)	(1)
Realized gains, net	7	18	(11)
Benefit from income taxes	-	-	-
Less: Net loss attributable to noncontrolling interest	-	-	-
Net (Loss) Income	$(23)	$27	$(50)

Estimated income (loss) per share	$(0.30)	$0.34	$(0.64)

GAAP / Tax Differences
Three Months Ended December 31, 2008
(In Millions, Except per Share Data)
	Tax	GAAP	Differences
Interest income	$44	$123	$(79)
Interest expense	(4)	(99)	95
Net Interest Income	40	24	16
Provision for loan losses	-	(19)	19
Realized credit losses	(40)	-	(40)
Market valuation adjustments, net	-	(111)	111
Operating expenses	(13)	(14)	1
Realized gains, net	-	6	(6)
Provision for income taxes	-	(4)	4
Less: Net loss attributable to noncontrolling interest	-	(2)	2
Net Loss	$(13)	$(116)	$103

Estimated loss per share	$(0.39)	$(3.46)	$3.07

REDWOOD TRUST, INC.

GAAP / Tax Differences
Year Ended December 31, 2009
(In Millions, Except per Share Data)
	Tax	GAAP	Differences
Interest income	$193	$288	$(95)
Interest expense	(5)	(132)	127
Net Interest Income	188	156	32
Provision for loan losses	-	(49)	49
Realized credit losses	(224)	-	(224)
Market valuation adjustments, net	-	(88)	88
Operating expenses	(54)	(47)	(7)
Realized gains, net	7	63	(56)
Benefit from income taxes	-	4	(4)
Less: Net loss attributable to noncontrolling interest	-	-	-
Net (Loss) Income	$(83)	$39	$(122)

Estimated income (loss) per share	$(1.12)	$0.55	$(1.67)

GAAP / Tax Differences
Year Ended December 31, 2008
(In Millions, Except per Share Data)
	Tax	GAAP	Differences
Interest income	$202	$568	$(366)
Interest expense	(8)	(417)	409
Net Interest Income	194	151	43
Provision for loan losses	-	(55)	55
Realized credit losses	(117)	-	(117)
Market valuation adjustments, net	-	(493)	493
Operating expenses	(58)	(61)	3
Realized gains, net	-	9	(9)
Benefit from income taxes	-	3	(3)
Less: Net loss attributable to noncontrolling interest	-	(2)	2
Net Income (Loss)	$19	$(444)	$463

Estimated income (loss) per share	$0.58	$(13.46)	$14.04

REDWOOD TRUST, INC.

Book Value Per Share and Management's Estimate of Non-GAAP Economic Value Per Share
(In Millions, Except per Share Data)

	December 31, 2009
					Management's
	GAAP				Estimate of Non-GAAP
	As Reported	Adjustments			Economic Value
Cash and cash equivalents	$243	$			$243
Real estate securities at Redwood
Residential	771				771
Commercial	9				9
CDO	1				1
Subtotal real estate securities	781				781
Investments in the Fund	22				22
Investments in Sequoia entities	72		(29)	(a)	43
Investments in Acacia entities (b)	3				3
Total cash, securities and investments	1,121				1,092
Long-term debt	(140)		71	(c)	(69)
Other assets/liabilities, net (d)	(9)				(9)
Stockholders' Equity	$972				$1,014
Book Value Per Share	$12.50				$13.03

(a) Our investments in Sequoia entities consist predominately of AAA-rated interest-only securities, and to a smaller extent, senior and subordinate securities issued by Sequoia entities. We calculated the $43 million estimate of economic value for these securities using the same valuation process that we follow to fair value our other real estate securities. In contrast, the $72 million of GAAP carrying value of these investments represents the difference between the assets and liabilities owned by the Sequoia entities.

(b) The fair value of our investments in Acacia entities was $3 million and the GAAP carrying value was $3 million. These investments consist of equity and securities in the Acacia entities we sponsor, which have minimal value, as well as management fees we receive from Acacia entities. We valued the management fees at $3 million.

 (c) At December 31, 2009, we had $140 million of long-term debt outstanding at an interest rate of LIBOR plus 225 basis points due in 2037. We calculated the $69 million estimate of economic value of this debt using the same valuation process used to fair value our other financial assets and liabilities.

(d) Other assets/liabilities, net are comprised of $3 million of real estate loans, $6 million of accrued interest receivable, and $15 million of other assets, less dividends payable of $19 million and accrued interest and other liabilities of $14 million.

REDWOOD TRUST, INC.

Sources and Uses of Cash*
(In Millions)
Three Months Ended
December 31, 2009
Beginning cash balance	$217
Business cash flow:
Cash flow from investments	68
Asset management fees	1
Operating expenses	(11)
Interest expense on long-term debt	(1)
Total business cash flow	57
Other sources and uses:
Proceeds from asset sales	66
Changes in working capital	(9)
Acquisitions	(68)
Dividends	(20)
Net other uses	(31)
Net sources of cash	26
Ending cash balance	$243

*The sources and uses of cash in the table above are derived from our GAAP Consolidated Statements of Cash Flow by aggregating and netting cash flow in a manner consistent with the way management analyzes it. This table excludes the gross cash flow generated by our Sequoia and Acacia securitization entities and the Fund (cash flow that is not available to Redwood), but does include the cash flow distributed to Redwood as a result of our investments in these entities. The beginning and ending cash balances presented in the table above are GAAP amounts.